Exhibit 1K-2A

CERTIFICATE OF DESIGNATION OF A SERIES X PREFERRED STOCK OF APIS COR INC., a Delaware Corporation (pursuant to Section 151 of the Delaware General Corporation Law) THE UNDERSIGNED OFFICER OF APIS COR INC., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby certifies that, pursuant to the authority expressly vesetd in the Board of Directors of the Corporation by the Amended and Restted Certificate of Incorporation of the Corporeation, and in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors has duly adopted the following resolutions: IT IS RESOLVED, that Four Hundred Thousand (400,000) of the unissued Preferred Stock of the Corporation, are designated as Series X Preferred Stock, having the rights, preferences, powers, privileges and restrictions, qualifications and limitations, set forth on Exhibit A attached hereto; and FURTHER RESOLVED, that the officers of the Corporation are authorized to issue shares of Series X Preferred Stock from time to time, upon such conditions and with such limitations and conditions as the officers of the Corporation may determine, but the terms applicable to shares of Series X Preferred Stock described in this instrument shall not be modified without the consent of the Board of Directors. IN WITNESS WHEREOF, APIS COR INC. has caused this Certificate of Designations to be signed and attested by the undersigned officer effective as of December 1, 2023. APIS COR INC. By:__________________________________ Anna Cheniuntai, CEO Date: 02/05/2024

EXHIBIT A Four Hundred Thousand (400,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated Series X Preferred Stock (the "Series X Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. 1. Dividends. Series X Preferred Stock shall not entitle the holder thereof to be paid any dividend, distribution, or other amount by the Corporation, except in the case of liquidation, dissolution, or winding up of the Corporation as provide in Section 4 below. 2. Non-Voting. Notwithstanding anything to the contrary in this Certificate of Incorporation the holders of Series X Preferred Stock shall have no voting, approval, or consent rights. 3. Conversion. 3.1 Automatic Conversion on Qualified Financing. With respect to each share of Series X Preferred Stock issued by the Corporation, if on or prior to the tenth (10th) anniversary of the issuance thereof, the Corporation consummates a Qualified Financing, such share shall automatically convert into one share of Common Stock of the Corporation, effective immediately prior to the effective closing of such Qualified Financing. 3.2 Automatic Conversion on Change of Control. With respect to each share of Series X Preferred Stock issued by the Corporation, if on or prior to the tenth (10th) anniversary of the issuance thereof, the Corporation consummates a Change of Control, such share shall automatically convert into one share of Common Stock of the Corporation, effective immediately prior to the effective date of such Chang of Control. 3.3 Definitions. 3.3.1 "Qualified Financing" means the first instance of a private offering of the Corporation's equity interest with a pre-transaction valuation greater than One Hundred Million Dollars ($100,000,000.00), or a closing of an initial public offering with a pre-transaction valuation greater than One Hundred Million Dollars ($100,000,000.00). 3.3.2 "Change of Control" means the first instance of (i) a transaction or series of related transactions in which any "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Corporation having the right to vote for the election of the Corporation's board of directors; (ii) any reorganization, merger or consolidation of the Corporation, other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding

A-2 voting securities of the Corporation or such other surviving or resulting entity; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation. 3.4 Reclassification. Upon any reclassification, exchange, substitution, conversion or other event that results in a change of the number and/or class of the equitable securities issuable upon conversion of shares of Series X Preferred Stock, the holder thereof shall been entitled to receive, upon conversion, the number and kind of securities and property, having substantially the same market value and rights, preferences, powers, privileges and restrictions, qualifications and limitations that holders of Series X Preferred Stock would have received if Series X Preferred Stock had been converted immediately before such reclassification, exchange, substitution, conversion or other event, as determined by the Board of Directors in its sole discretion. 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series X Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to One Cent ($0.01). 5. Assignment and Transfer. 5.1 Generally. Except as otherwise provided herein, any Transfer (as defined below) of one or more shares of Series X Preferred Stock by any holder thereof (excepting the Corporation) shall require the consent of the Board of Directors, which consent may be withheld for any reason or no reason. "Transfer" means, with respect to Series X Preferred Shares, to sell, give, assign, bequeath, pledge or otherwise encumber, divest, dispose of, or transfer ownership or control of all, any part of, or any interest in the Series X Preferred Shares, whether voluntarily or involuntarily. 5.2 Permitted Transfers. 5.2.1 Holders of Series X Preferred Stock may Transfer all or part of their Series X Preferred Shares to any person with the consent of the Board of Directors. 5.2.2 Holders of Series X Preferred Stock may Transfer all or part of their Series X Preferred Shares to another Series X Preferred Shareholder or to an affiliate controlled by a Series X Preferred Shareholder, including a trust created by a Series X Preferred Shareholder and having a Series X Preferred Shareholder as the trustee authorized to exercise sole control over the Shares owned by the trust. 5.2.3 Holders of Series X Preferred Stock may Transfer all or part of their Shares to one or more of the group consisting of their spouse, children, grandchildren, parents, grandparents, siblings, nieces and nephews, by transaction as a result of their death pursuant to the terms of their last will and testament or other estate planning documents, or pursuant to the applicable laws of intestacy. 5.2.4 Holders of Series X Preferred Stock may transfer Shares to the Corporation, and the Corporation may redeem shares of Series X Preferred Stock.

A-3 5.2.5 Holders of Series Preferred Stock may relinquish and return all or part of their Series X Preferred Shares for no consideration without requiring the consent of any other person. 6. Redeemed or Otherwise Acquired Shares. Any shares of Series X Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series X Preferred Stock following redemption. 7. Waiver. Any of the rights, powers, preferences and other terms of the Series X Preferred Stock set forth herein may be waived on behalf of all holders of Series X Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series X Preferred Stock then outstanding (the "Requisite Holders"). 8. Notices. Any notice required or permitted by the provisions of this Exhibit to be given to a holder of shares of Series X Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.